UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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United Rentals, Inc.

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UNITED RENTALS, INC.
Five Greenwich Office Park
Greenwich, Connecticut 06831

April 30, 2007

Dear Fellow Stockholders:

          I am pleased to invite you to this year’s annual meeting of stockholders, which will be held on Monday, June 4, 2007, at the Stamford Marriot, Two Stamford Forum, Stamford, Connecticut 06901.

          The meeting will start at 2:00 p.m., local time.

          I appreciate your continued confidence in the Company and look forward to seeing you on June 4.

Sincerely,

BRADLEY S. JACOBS
Chairman of the Board of Directors

UNITED RENTALS, INC.
Five Greenwich Office Park
Greenwich, Connecticut 06831

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO OUR STOCKHOLDERS:

          The annual meeting of stockholders of United Rentals, Inc., will be held at the Stamford Marriot, Two Stamford Forum, Stamford, Connecticut 06901 on Monday, June 4, 2007, at 2:00 p.m. local time, for the following purposes:

1.	election of four directors by the holders of our common stock and Class D-1 Perpetual Convertible Preferred Stock;

2.	election of two directors by the holders of our Series C Perpetual Convertible Preferred Stock;

3.	ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2007;

4.	vote on a Company proposal to amend the Company’s Amended and Restated Certificate of Incorporation to declassify the Company’s board of directors; and

5.	transaction of such other business as may properly be brought before the meeting.

          The meeting may be adjourned from time to time, and at any reconvened meeting action with respect to the matters specified in this notice may be taken, without further notice to stockholders, except as may be required by our by-laws. Stockholders of record at the close of business on April 24, 2007 are entitled to notice of, and to vote on, all matters at the meeting and any reconvened meeting following any adjournments thereof.

          We have mailed a copy of our Annual Report for the fiscal year ended December 31, 2006 to each stockholder of record as of April 24, 2007.  The Annual Report is not part of the proxy solicitation materials.

By Order of the Board of Directors,

ROGER E. SCHWED
Corporate Secretary

April 30, 2007

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.  PLEASE SEE YOUR PROXY CARD FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE.

Table of Contents

Annual Meeting of Stockholders	1
Proposal 1—Election of Directors	3
Board Matters	7
Corporate Governance Matters	10
Executive Compensation	14
Compensation Discussion and Analysis
Compensation Committee Report
Summary Compensation Table
Grants of Plan-Based Awards in 2006
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested in Fiscal 2006
Pension Benefits in Fiscal 2006
Nonqualified Deferred Compensation Table in Fiscal 2006
Benefits upon Termination of Employment
Benefits upon a Change in Control
Director Compensation for Fiscal 2006
Security Ownership of Certain Beneficial Owners and Management	15
Equity Compensation Plan Information	19
Compensation Committee Interlocks and Insider Participation	19
Certain Relationships and Related Person Transactions	19
Audit Committee Report	21
Section 16(a) Beneficial Ownership Reporting Compliance	22
Proposal 2—Ratification of Appointment of Independent Auditors	23
Proposal 3—Amendment to the Company’s Amended and Restated Certificate of Incorporation to Declassify the Company’s Board of Directors	25
Other Matters	25
Availability of Annual Report on Form 10-K	25
APPENDIX A – TEXT OF PROPOSED CHANGES TO ARTICLE VI OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF UNITED RENTALS, INC.	A-1

UNITED RENTALS, INC.
Five Greenwich Office Park
Greenwich, Connecticut 06831

April 30, 2007

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

          This proxy statement is furnished in connection with the solicitation by the Board of Directors of United Rentals, Inc., of proxies to be voted at our 2007 annual meeting of stockholders to be held at the Stamford Marriot, Two Stamford Forum, Stamford, Connecticut 06901, on Monday, June 4, 2007, at 2:00 p.m. local time and at any reconvened or rescheduled meeting following any adjournment, continuation or postponement thereof. This proxy statement and the accompanying materials are first being mailed on or about April 30, 2007.

Record Date

          The record date for determining stockholders entitled to notice of, and to vote at, the meeting has been established as the close of business on April 24, 2007.

Voting Securities Outstanding on Record Date

          Set forth below is information concerning our outstanding voting securities.

          Common Stock.    As of the record date, there were [_______] shares of our common stock outstanding.

          Series C Preferred.    As of the record date, there were 300,000 shares of our Series C Perpetual Convertible Preferred Stock (“Series C Preferred”) outstanding. Each share of Series C Preferred is convertible into 40 shares of common stock (subject to adjustment). On the record date, the outstanding shares of Series C Preferred were convertible into an aggregate of 12,000,000 shares of common stock.

          Series D Preferred (Class D-1).    As of the record date, there were 105,252 shares of our Class D-1 Perpetual Convertible Preferred Stock (“D-1 Preferred”) outstanding. Each share of D-1 Preferred is convertible into 33 1/3 shares of common stock (subject to adjustment). On the record date, the outstanding shares of D-1 Preferred were convertible into an aggregate of 3,508,400 shares of common stock.

Right to Vote

          The right of the holders of our securities to vote at the meeting is as follows:

          Election of four directors by the holders of our common stock and D-1 Preferred.    One of the matters to be considered at the meeting is the election of four directors by the holders of our common stock and D-1 Preferred. The holders of the common stock and the holders of the D-1 Preferred will have the right to vote together, as a single class, for the election of these directors. With respect to this matter, (i) each holder of record of common stock as of the record date will be entitled to one vote for each share held and (ii) each holder of record of D-1 Preferred as of the record date will be entitled to 33 1/3 votes for each share held. The holders of the Series C Preferred will not have the right to vote on this matter.

          Election of two directors by the holders of our Series C Preferred.    One of the matters to be considered at the meeting is the election of two directors by the holders of our Series C Preferred. Only the holders of the Series C Preferred (and not the holders of the common stock or the D-1 Preferred) will have the right to vote on this matter. With respect to this matter, each holder of record of Series C Preferred as of the record date will be entitled to one vote for each share held.

          All Other Matters.    The holders of the common stock, the Series C Preferred and the D-1 Preferred will have the right to vote together, as a single class, on all matters properly brought before the meeting, other than election of directors. With respect to these matters, (i) each holder of record of common stock as of the record date will be entitled to one vote for each share held, (ii) each holder of record of Series C Preferred as of the record date will be entitled to 40 votes for each share held and (iii) each holder of record of D-1 Preferred as of the record date will be entitled to 33 ? votes for each share held.

Voting

          If you are a registered stockholder and you attend the annual meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

          If you properly sign and return your proxy card, your shares will be voted as you direct. If you are a registered stockholder and you sign and return your proxy but do not specify how you want your shares voted, they will be voted FOR the election of all nominees for director as set forth under “Proposal 1 — Election of Directors,” FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2007 as set forth under “Proposal 2 — Ratification of Appointment of Independent Auditors” and FOR the amendment to the Amended and Restated Certificate of Incorporation as set forth under “Proposal 3 — Company Proposal to Amend the Company’s Certificate of Incorporation to Declassify the Company’s Board of Directors.”

          Under New York Stock Exchange Rules, the proposals to elect directors and to ratify the appointment of our independent auditors are considered “discretionary” items. This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions at least 15 days before the date of the annual meeting. In contrast, the proposal to amend the Amended and Restated Certificate of Incorporation is a “non-discretionary” item. This means that brokerage firms that have not received voting instructions from their clients on the proposal may not vote on it. Because the proposal requires an affirmative vote of two-thirds of the outstanding shares, these so-called “broker non-votes” will have the same effect as a vote “against” the proposal.

Quorum

          The presence at the meeting, in person or represented by proxy, of a majority of the outstanding shares entitled to vote thereat will constitute a quorum for the transaction of business. If a share is deemed present at the meeting for any matter, it will be deemed present for all other matters. Shares held by a nominee for a beneficial owner that are voted on any matter, abstentions and “broker non-votes” will be included in determining the number of shares present.

Right to Revoke Proxies

          Any stockholder of record returning the accompanying proxy may revoke such proxy at any time prior to its exercise by (i) sending us written notice of such revocation which we receive prior to the start of the annual meeting, (ii) voting in person at the meeting or (iii) executing and delivering to us a later-dated proxy which we receive prior to the start of the annual meeting. Written revocations and later-dated proxies should be sent to United Rentals, Inc., Five Greenwich Office Park, Greenwich, Connecticut 06831, Attention: Corporate Secretary. Street name stockholders who wish to revoke a proxy already voted on their behalf must direct the institution holding their shares to do so.

Method and Cost of Solicitation

          We will solicit proxies by mail and may also solicit proxies by other means such as personal interview, telephone or e-mail. We have also retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist us in soliciting proxies, for an estimated fee of approximately $15,000, plus reimbursement of reasonable out-of-pocket expenses.

          We will bear all costs associated with soliciting proxies for the meeting. We will, upon request, and in accordance with applicable regulations, reimburse banks, brokerage houses, other institutions, nominees and fiduciaries for their reasonable expenses in forwarding solicitation materials to beneficial owners.

PROPOSAL 1

ELECTION OF DIRECTORS

General

          The full Board has 13 members in the absence of any vacancies. Eleven of our directors are elected by the holders of our common stock and D-1 Preferred, voting together as a single class, and two are elected by the holders of our Series C Preferred. The 11 directors that are elected by the holders of our common stock and D-1 Preferred are currently divided into three classes. Each class is elected to serve a three-year term. The terms of the classes are staggered so that the term of only one class expires each year. Absent vacancies, Class 1 has four members, Class 2 has three members and Class 3 has four members.

          If the proposal to amend our Amended and Restated Certificate of Corporation, included below in this proxy statement, is approved by the requisite number of stockholders, then each class of directors will be elected for a one-year term beginning at the 2008 annual meeting, such that by our 2010 annual meeting all directors will be elected annually for one-year terms.

Election of Four Class 3 Directors by the Holders of Our Common Stock and D-1 Preferred

     Nominees

          The term of the Class 3 directors will expire at our forthcoming annual meeting. The current members of Class 3 are Bradley S. Jacobs (Chairman), Howard L. Clark, Jr., Mark A. Suwyn and Lawrence “Keith” Wimbush. Upon the unanimous recommendation of the Nominating and Corporate Governance Committee, the Board has nominated each of Messrs. Jacobs, Clark, Suwyn and Wimbush to stand for re-election at the meeting as a Class 3 director. Each Class 3 director elected at the meeting will hold office until our annual meeting of stockholders in 2010 and until such director’s successor is elected and qualified.

     Voting for Directors

          In March 2007, the Board approved an amendment to our by-laws to require directors to be elected by the majority of the votes cast with respect to such director in uncontested elections.  Under this by-law, the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Shares not present at the meeting and shares voting “abstain” have no effect on the election of directors.  In a situation in which the number of nominees exceeds the number of directors to be elected, known as a “contested election” (which is not the case for the annual meeting), directors will continue to be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. If a nominee who is serving as a director is not elected at the annual meeting, under Delaware law the director would continue to serve on the Board as a “holdover director.” However, under our by-laws, any director who fails to be elected must offer to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee would then make a recommendation to the Board regarding whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision. If a nominee who was not already serving as a director were not to be elected at the annual meeting, under Delaware law that nominee would not be a “holdover director” and the process described above would not apply.  All nominees for election at the 2007 annual meeting are currently serving on the Board.

          Each person nominated has agreed to serve if elected. If any nominee becomes unavailable for any reason to serve as a director at the time of the meeting (which event is not anticipated), then the shares represented by such proxy may be voted for such other person as may be determined by the holders of such proxy.

          The Board unanimously recommends a vote FOR the election of each of Messrs. Jacobs, Clark, Suwyn and Wimbush to hold office until the 2010 annual meeting of stockholders and until each of their respective successors is elected and qualified.

Election of Two Directors by the Holders of Our Series C Preferred

          As described under “Board Matters—Right of Holders of Series C Preferred to Elect Directors,” the holders of the Series C Preferred, voting separately as a single class, currently have the right to elect two directors. The two directors currently serving on the Board that were elected by the holders of the Series C Preferred are Leon D. Black and Michael S. Gross. All of the outstanding shares of Series C Preferred are currently held by Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. (collectively, “Apollo”). The holders of the Series C Preferred have indicated to us that they expect to vote for the re-election of Messrs. Black and Gross as directors. Mr. Black is affiliated with Apollo and Mr. Gross is a former affiliate of Apollo.

Information Concerning Directors and Executive Officers

          The table below identifies, and provides certain information concerning, our executive officers and directors.

Name	Age	Position(1)

Bradley S. Jacobs	50	Chairman and Director
Wayland R. Hicks	64	Vice Chairman, Chief Executive Officer and Director(2)
Martin E. Welch III	58	Executive Vice President and Chief Financial Officer
Michael J. Kneeland	53	Executive Vice President and Chief Operating Officer
Roger E. Schwed	49	Executive Vice President, General Counsel and Secretary
Todd G. Helvie	43	Senior Vice President and Controller
Michael S. Gross	45	Lead Director(3)
Leon D. Black	55	Director(3)
Jenne K. Britell, Ph.D.	64	Director
Howard L. Clark, Jr.	63	Director
Singleton B. McAllister	55	Director
Brian D. McAuley	66	Director
John S. McKinney	52	Director
Jason Papastavrou, Ph.D.	44	Director
Mark A. Suwyn	64	Director
Gerald Tsai, Jr.	78	Director
Lawrence “Keith” Wimbush	54	Director

(1)	For information concerning the term served by directors, see “Board Matters—Classification of Directors” and “Board Matters—Right of Holders of Series C Preferred to Elect Directors.”
(2)

On April 10, 2007, the Company announced that Mr. Hicks will retire as chief executive officer, effective after the annual meeting on June 4, 2007. He will remain vice chairman of the Company’s board of directors. Upon Mr. Hicks’ retirement, Michael J. Kneeland will assume the position of interim chief executive officer.

(3)	Messrs. Black and Gross were elected directors by the holders of the Series C Preferred. See “Board Matters—Right of Holders of Series C Preferred to Elect Directors.”

          Bradley S. Jacobs has been chairman of the Company since its formation in September 1997 and served as the Company’s chief executive officer from September 1997 until stepping down from that position in December 2003. He currently is a private investor. Prior to joining the Company, Mr. Jacobs was chairman and chief executive officer of United Waste Systems Inc., a company that he founded, from 1989 until the sale of the company in August 1997. He also previously served as chairman and chief operating officer of Hamilton Resources Ltd., an international trading company, from 1984 to 1989, and chief executive officer of Amerex Oil Associates, Inc., an oil brokerage firm that he co-founded, from 1979 to 1983.

          Wayland R. Hicks has been chief executive officer of the Company since December 2003, and a director and vice chairman since 1998. He joined the Company in November 1997 and served as chief operating officer from 1997 until being appointed chief executive officer. Mr. Hicks will retire from his position as chief executive officer, effective June 4, 2007, but he will remain vice chairman of the Company’s board of directors. Previously, Mr. Hicks served as chief executive officer and president of Indigo N.V. from 1996 to 1997, and as vice chairman and chief executive officer of Nextel Communications Corp. from 1994 to 1995. From 1967 to 1994 he held various senior executive positions with Xerox Corporation, including managing director of Rank Xerox in Great Britain, and chief staff officer for Rank Xerox, Ltd., where he held senior responsibility for the marketing strategy of Xerox products in Europe, Eastern Europe and parts of Asia and Africa. In 1983, Mr. Hicks was appointed a group vice president of Xerox Corporation and president of the Reprographics Business Group, and in 1986 he was named executive vice president and president of the Xerox Business Products and Systems Group with responsibility for the engineering and manufacturing of all Xerox products. In 1989, he was appointed executive vice president-marketing and customer operations, with management responsibility for 75,000 employees. Mr. Hicks is also a director of Perdue Farms Incorporated.

          Martin E. Welch III was appointed our executive vice president and chief financial officer in March 2006, having previously served as our interim chief financial officer since September 2005. Previously, Mr. Welch served as director and business advisor to the private equity firm York Management Services. Mr. Welch joined Kmart Corporation as chief financial officer in 1995 and served in that capacity until 2001. From 1991 until 1995, Mr. Welch served as chief financial officer for Federal-Mogul Corporation. From 1982 until 1991, he held various finance positions at Chrysler Corporation, including chief financial officer for Chrysler Canada. Mr. Welch began his career in 1970 at Arthur Young (now Ernst & Young), and is a certified public accountant. Mr. Welch currently serves on the Boards of Delphi Corporation and York portfolio company Northern Group Retail Ltd., and he is a member of the Board of Trustees of the University of Detroit Mercy.

          Michael J. Kneeland was appointed our executive vice president and chief operating officer in March 2007, having previously served as our executive vice president—operations since September 2003. Effective June 4, 2007, Mr. Kneeland will serve as interim chief executive officer of the Company. Mr. Kneeland joined the Company as a district manager in 1998 upon the acquisition of Equipment Supply Co., and was subsequently named vice president—aerial operations, and then vice president—southeast region. Mr. Kneeland’s more than 25 years of experience in the equipment rental industry includes a number of senior management positions with Freestate Industries Inc. and Equipment Supply.

          Roger E. Schwed joined the Company as executive vice president and general counsel in June 2006 and became secretary in September 2006. Before joining the Company, Mr. Schwed served for nine years as the executive vice president, general counsel and secretary of Maxcor Financial Group Inc. and its Euro Brokers subsidiaries. Previously, he was a corporate attorney specializing in mergers and acquisitions at each of Skadden, Arps, Slate, Meagher & Flom LLP and Cleary Gottlieb Steen & Hamilton LLP. He is a trustee-elect of the New York Foundation and chairman of the board of I Challenge Myself, Inc.

          Todd G. Helvie was appointed senior vice president and controller in August 2006, having previously served as our vice president – taxes and business development since January 2006. From 1999 to 2005, Mr. Helvie held senior management positions at Delta Airlines, Inc., most recently as senior vice president and treasurer, from June 2004 to August 2005. Prior to that, he served as vice president - tax from September 2000 to June 2004 and as director - tax from August 1999 until September 2000. From 1992 to 1999, Mr. Helvie held various positions at PepsiCo, Inc., including director – tax. Prior to that, he was an attorney specializing in tax matters at Cadwalader, Wickersham & Taft.

          Michael S. Gross became a director of the Company in January 1999, and was appointed as Lead Director of the Company in April 2006. Mr. Gross has been Co-Chairman of the investment committee and a Senior Partner of Magnetar Capital Partners LLC, a multi-strategy hedge fund firm, since July 2006. Prior to that, Mr. Gross was one of the founding partners in 1990 of Apollo Advisors, L.P., which, together with its affiliates acts as the managing general partner of several private securities funds. Mr. Gross also previously served as chief executive officer of Apollo Investment Corporation, a closed-end investment company of which he is a founder, from January 2004 to February 2006, and as president and chairman of the Board of Directors of Apollo Investment Corporation until July 2006. Mr. Gross is chairman of the Board of Directors of Marathon Acquisition Corp. and a director of Saks Incorporated and Jarden Corporation. He is also a founding member and serves on the Executive Committee of the Youth Renewal Fund, is the chairman of the Board of the Mt. Sinai Children’s Center Foundation, serves as a trustee of the Trinity School and is a member of the corporate advisory board for the University of Michigan Business School.

          Leon D. Black became a director of the Company in January 1999. Mr. Black is one of the founding principals of Apollo Advisors, L.P. (which was established in August 1990 and which, together with its affiliates, acts as the managing general partner of several private securities investment funds) and Apollo Real Estate Advisors, L.P. (which, together with its affiliates, acts as the managing general partner of several real estate investment funds). Mr. Black is also a director of Sirius Satellite Radio Inc. He serves as a trustee of The Museum of Modern Art, Mount Sinai Hospital, The Metropolitan Museum of Art, Prep for Prep, The Asia Society and Dartmouth College.

          Jenne K. Britell, Ph.D. became a director of the Company in December 2006. Dr. Britell has been chairman and chief executive officer of Structured Ventures, Inc., advisors to private equity and venture capital firms, since 2001. She is also a director of Crown Holdings, Inc., Quest Diagnostics, Inc., West Pharmaceutical Services, Inc. and the U.S. – Russia Investment Fund. From 1996 to 2000, Dr. Britell was a senior executive of GE Capital, the Financial Services subsidiary of General Electric. At GE Capital, she most recently served as the executive vice president of Global Consumer Finance and president of Global Commercial and Mortgage Banking. From January 1998 to July 1999, she was president and Chief Executive Officer of GE Capital, Central and Eastern Europe, based in Vienna. Before joining GE Capital, she held significant management positions with Dime Bancorp, Inc., HomePower, Inc., Citicorp and Republic New York Corporation. Earlier, she was the founding chairman and chief executive officer of the Polish-American Mortgage Bank in Warsaw, Poland. Dr. Britell is also a sustaining trustee of the Fox Chase Cancer Center and is involved in other not-for-profit organizations.

          Howard L. Clark, Jr. became a director of the Company in April 2004. Mr. Clark has been vice chairman of Lehman Brothers Inc. since 1993. From 1990 until assuming his current position, he was chairman, president and chief executive officer of Shearson Lehman Brothers Holdings Inc. Mr. Clark was previously a senior executive at American Express Company from 1981 to 1990, and a managing director of Blyth Eastman Paine Webber Incorporated or predecessor firms from 1968 to 1981. While at American Express, his positions included five years as executive vice president and chief financial officer. Mr. Clark is also a director of White Mountains Insurance Group, Ltd., Mueller Water Products, Inc. and Walter Industries, Inc., in addition to Lehman Brothers Inc.

          Singleton B. McAllister became a director of the Company in April 2004. Ms. McAllister has been a partner in the law firm of Mintz Levin Cohen Ferris Glovsky and Popeo since July 2005. Before joining Mintz Levin, she was a partner at Sonnenschein, Nath & Rosenthal LLP from 2003 to 2005, and Patton Boggs LLP from 2001 to 2003. Prior to entering private practice, Ms. McAllister served for five years as the general counsel for the United States Agency for International Development. Ms. McAllister is also a director of Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company.

          Brian D. McAuley became a director of the Company in April 2004. Mr. McAuley has served as Chairman of Pacific DataVision Inc. (“PDV”) since August 2004. PDV is a privately held telecommunications software applications and hosting company. He also has been a partner at NH II, LLC, a consulting firm that specializes in telecommunications businesses, since 2003. Mr. McAuley is a cofounder of Nextel Communications, Inc. and held senior executive positions at Nextel from the company’s inception in 1987 until 1996, including seven years as president and chief executive officer. Upon leaving Nextel, he joined Imagine Tile, a custom tile manufacturer, where he served as chairman and chief executive officer from 1996 to 1999 and continues to serve as chairman. He also served as president and chief executive officer of NeoWorld Communications, Inc., a wireless telecommunications company, from 1999 until the sale of that company to Nextel in 2003. Mr. McAuley is a certified public accountant and, prior to co-founding Nextel, his positions included chief financial officer of Millicom Incorporated, corporate controller at Norton Simon Inc. and manager at Deloitte & Touche.

          John S. McKinney became a director of the Company in September 1998 following the merger of the Company with U.S. Rentals. He also served as vice president of the Company until the end of 2000. Mr. McKinney served as chief financial officer of U.S. Rentals from 1990 until the merger and as controller of U.S. Rentals from 1988 until 1990. Prior to joining U.S. Rentals, Mr. McKinney held various positions at Iomega Corporation, including assistant controller, and at the accounting firm of Arthur Andersen & Co. In November 2006, Mr. McKinney became Assistant Dean of the Fulton College of Engineering and Technology at Brigham Young University.

          Jason Papastavrou became a director of the Company in June 2005. Dr. Papastavrou has served as chief executive officer and chief investment officer of ARIS Capital Management since founding the company in January 2004. He previously held senior positions at Banc of America Capital Management, where he served as Managing Director, Fund of Hedge Fund Strategies from 2001 to 2003, and Deutsche Asset Management, where he served as Director, Alternative Investments Group from 1999 to 2001. Dr. Papastavrou, who holds a Ph.D. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology, taught at Purdue University’s School of Industrial Engineering from 1990 to 1999 and is the author of numerous academic publications.

          Mark A. Suwyn became a director of the Company in September 2004. Mr. Suwyn is currently chief executive officer and chairman of NewPage Corporation, president of MARSUW LLC and associated with Cerberus Capital Management. He served as the chairman and chief executive officer of Louisiana-Pacific Corporation, a leading manufacturer of building materials from 1996 until his retirement in 2004. Prior to joining Louisiana-Pacific Corporation, Mr. Suwyn was with International Paper Company where he served as executive vice president of distribution, specialty products and forest lands from 1992 through 1995. He previously held several executive positions at E. I. duPont de Nemours and Company, including those of senior vice president of imaging systems and medical products, group vice president of imaging systems, and vice president of human resources. Mr. Suwyn is also a director of Ballard Power Systems, Inc., NewPage Corporation and BlueLynx Corp.

          Gerald Tsai, Jr., became a director of the Company in July 2002, having previously served as a director of the Company from December 1997 to December 2001. Mr. Tsai served as chairman, chief executive officer and president of Delta Life Corporation, an insurance company, from 1993 until its sale in 1997. He was chairman of the executive committee of the Board of Directors of Primerica Corporation, a diversified financial services company, from December 1988 until April 1991 and chief executive officer of Primerica Corporation from April 1986 until December 1988. Mr. Tsai, a private investor, serves as a director of Apollo Investment Corporation, Triarc Companies, Inc. and Zenith National Insurance Corp. and director emeritus of Saks Incorporated. He was elected chairman of the Board of Directors of Sequa Corporation in January 2007. Mr. Tsai is an honorary trustee of Boston University and trustee of NYU Hospitals Center and the New York University School of Medicine Foundation.

          Lawrence “Keith” Wimbush became a director of the Company in April 2006. From January 2003 until August 2005, Mr. Wimbush was with Korn/Ferry International, an executive search firm, where he served as a Senior Client Partner in the firm’s Stamford, Connecticut office, and was also Co-Practice Leader of the firm’s Legal Specialist Group and a member of the firm’s Consumer Products Group and Diversity Practice Group. From April 1997 until January 2003, Mr. Wimbush served as senior vice president and general counsel of Diageo North America, Inc., a consumer goods company.

BOARD MATTERS

Classification of Directors

          The directors of the Company (excluding any elected by the holders of the Series C Preferred) are currently divided into three classes as follows:

          Class 1.  The members of this class are Messrs. Hicks and McKinney, Ms. McAllister and Dr. Britell. The term of office of this class will expire at our annual meeting of stockholders in 2008.

          Class 2.  The members of this class are Messrs. McAuley and Tsai and Dr. Papastavrou. The term of office of this class will expire at our annual meeting of stockholders in 2009.

          Class 3.  The members of this class are Messrs. Jacobs (chairman), Clark, Suwyn and Wimbush. The term of office of this class will expire at our forthcoming annual meeting of stockholders. As described above, the Board, upon the unanimous recommendation of the Nominating Committee, has nominated each of Messrs. Jacobs, Clark, Suwyn and Wimbush to stand for re-election at the meeting for a new term that will expire at our annual meeting of stockholders in 2010.

          At each annual meeting of stockholders, successors to directors of the class whose term expires at such meeting are currently elected to serve for three-year terms and until their successors are elected and qualified.  However, as discussed above, if the proposal to amend our Amended and Restated Certificate of Corporation, included below in this proxy statement, is approved by the requisite number of stockholders, then each class of directors will be elected for a one-year term beginning at the 2008 annual meeting, such that by our 2010 annual meeting all directors will be elected annually for one-year terms.

Right of Holders of Series C Preferred to Elect Directors

          All 300,000 outstanding shares of our Series C Perpetual Convertible Preferred Stock (“Series C Preferred”) are held by Apollo.

          The holders of the Series C Preferred, voting separately as a single class, have the right to elect:

•

two directors, if (as of the record date for such vote) the aggregate number of shares of common stock that are issuable upon conversion of Series C Preferred then held by Apollo, Apollo Management IV, L.P., or their affiliates (plus any shares of common stock then held by such entities that were issued upon conversion of the Series C Preferred) is at least eight million; or

•

one director, if (as of the record date for such vote) the aggregate number of shares of common stock that are issuable upon conversion of Series C Preferred then held by Apollo, Apollo Management IV, L.P., or their affiliates (plus any shares of common stock then held by such entities that were issued upon conversion of the Series C Preferred) is at least four million but less than eight million.

          Based on the number of shares of Series C Preferred that are currently held by Apollo, the holders of the Series C Preferred have the right to elect two directors.

          Any director that is elected by the holders of the Series C Preferred, voting separately as a single class, holds office until the next annual meeting of stockholders and the election and qualification of a successor (or the earlier resignation or removal of such director).

          If the holders of the Series C Preferred do not have the right, voting separately as a single class, to elect any directors pursuant to the provisions described above, then the holders of the Series C Preferred have the right to vote for the election of directors of the Company together with the holders of the common stock, as a single class, with each share of Series C Preferred entitled to one vote for each share of common stock issuable upon conversion of such share of Series C Preferred. Each share of Series C Preferred is currently convertible into 40 shares of our common stock.

Meetings of the Board of Directors

          During 2006, the Board met nine times.  During 2006, each current member of the Board attended in excess of 75 percent of both (i) the total number of Board meetings held during the period for which he or she was a director and (ii) the total number of meetings of each committee of the Board on which the director served during the period for which he or she was on the committee, except for Mr. Black, who was not in attendance for four meetings of the Board, and Mr. Suwyn, who was not in attendance for three meetings of the Audit Committee.

Committees of the Board

          The Board has established three standing committees and a Special Committee, each as described below.

     Audit Committee

          The Audit Committee operates pursuant to a written charter which complies with the corporate governance standards of the NYSE.

          You can access this document on our website at www.unitedrentals.com under “Corporate Governance” in the Investor Relations section.  The document is also available in print to any stockholder upon request.

          The general purposes of the Audit Committee are to:

•

assist the Board in monitoring (1) the integrity of the Company’s financial statements, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the Company’s compliance with legal and regulatory requirements; and

•	prepare the report required by the rules of the SEC to be included in our annual proxy statement and any other reports that the rules of the SEC may require of a company’s audit committee.

          The Audit Committee also has the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification) and approve compensation arrangements for the independent auditor.

          The current members of the Audit Committee are Messrs. McAuley (chair), Suwyn and Wimbush and Dr. Papastavrou.

          Each current member of the Audit Committee meets the general independence requirements of the NYSE and the additional independence requirements for audit committees specified by Rule 10A-3 under the Securities Exchange Act of 1934. The Board has determined that each of Mr. McAuley and Dr. Papastavrou qualifies as an “audit committee financial expert” as defined by the SEC, and that each member of the Audit Committee is “financially literate” within the meaning of the Corporate Governance Standards of the NYSE.

          In 2006, the Audit Committee met ten times.

     Compensation Committee

          The Compensation Committee operates pursuant to a written charter which complies with the corporate governance standards of the NYSE. You can access this document on our website at www.unitedrentals.com under “Corporate Governance” in the Investor Relations section. The document is also available in print to any stockholder upon request.

          The general purpose of the Compensation Committee is to aid the Board in discharging its responsibilities relating to (i) the oversight of executive officer and director compensation and (ii) the development of compensation policies that support the Company’s business objectives. For additional information concerning this committee, see “Compensation Discussion & Analysis.”

          The current members of the Compensation Committee are Messrs. Gross (chair), McAuley and Tsai and, beginning in March 2007, Dr. Britell. Mr. Clark, who was a member of the Compensation Committee throughout 2006, stepped down from the committee in March 2007. Each current member of the Compensation Committee meets (and Mr. Clark met) the independence requirements of the NYSE. In addition, each current member of the Compensation Committee qualifies (and Mr. Clark qualified) as an “outside” director within the meaning of Internal Revenue Code § 162(m) and as a “non-employee” director within the meaning of Rule 16b-3 of the Securities and Exchange Act of 1934.

          In 2006, the Compensation Committee met six times.

     Nominating and Corporate Governance Committee

          The Nominating and Corporate Governance Committee (the “Nominating Committee”) operates pursuant to a written charter which complies with the corporate governance standards of the NYSE. You can access this document on our website at www.unitedrentals.com under “Corporate Governance” in the Investor Relations section. The document is also available in print to any stockholder upon request.

          The general responsibilities of the Nominating Committee include: (i) developing criteria for evaluating potential Board candidates and recommending such candidates to the Board; (ii) taking a leadership role in shaping the corporate governance of the Company and developing the Company’s corporate governance guidelines; and (iii) overseeing the evaluation processes for the Board and management that are required by the Company’s corporate governance guidelines. For additional information concerning this committee, see “Corporate Governance Matters—Director Nomination Process.”

          The current members of the Nominating Committee are Messrs. Clark (chair), Gross, McAuley and Tsai and Ms. McAllister. Each current member of the Nominating Committee meets the independence requirements of the NYSE.

          In 2006, the Nominating Committee met three times.

     Special Committee

          We established a special committee of independent directors in connection with the SEC inquiry of the Company. The current members of the Special Committee are Messrs. McAuley (chair), Clark and Suwyn and Dr. Papastavrou.

Director Attendance at Previous Annual Meeting

          We encourage our directors to attend annual meetings of stockholders and we typically schedule Board of Directors and committee meetings to coincide with the dates of our annual meetings. All directors on our Board at the time attended the 2006 annual meeting of stockholders.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

          We have adopted corporate governance guidelines to promote the effective functioning of the Board.  These guidelines address, among other governance items, criteria for selecting directors and director duties and responsibilities. You can also access this document on our website at www.unitedrentals.com under “Corporate Governance” in the Investor Relations section. The document is also available in print to any stockholder upon request.

          The policies described in our corporate governance guidelines and in this proxy statement are intended to set forth general guidance for the functioning of the Board and should not be viewed as a set of legally binding obligations. The Board may, from time to time, modify these guidelines and policies or approve deviations therefrom as it deems appropriate.

Code of Business Conduct

          We have adopted a code of business conduct for our employees, officers and directors. You can access this document on our website at www.unitedrentals.com under “Corporate Governance” in the Investor Relations section. The document is also available in print to any stockholder upon request. This code constitutes a “code of ethics” as defined by the rules of the SEC.

Director Independence

          In assessing director independence, we follow the criteria of the New York Stock Exchange (“NYSE”). In addition, and without limiting the NYSE independence requirements, we apply the following categorical standards. We do not consider a director to be independent if he or she is, or in the past three years has been:

•	employed by the Company or any of its affiliates;

•

an employee or owner of a firm that is one of the Company’s or any of its affiliate’s paid advisors or consultants (unless the Company’s relationship, or the director’s relationship, with such firm does not continue after the director joins the Board and the Company’s annual payments to such firm did not exceed one percent of such firm’s revenues in any year);

•	employed by a significant customer or supplier;

•	party to a personal service contract with the Company or the chairman, CEO or other executive officer of the Company or any of its affiliates;

•

an employee or director of a foundation, university or other non-profit organization that receives significant grants or endowments from the Company or any of its affiliates or a direct beneficiary of any donations to such an organization;

•	a relative of any executive officer of the Company or any of its affiliates; or

•	part of an interlocking directorate in which the CEO or other executive of the Company serves on the Board of a third-party entity (for-profit or not-for-profit) employing the director.

          Under our corporate governance guidelines and NYSE rules, a majority of our directors must be independent by NYSE standards.  Ten of the thirteen directors of our Company have been determined by the Board to be independent under those criteria: Leon D. Black, Jenne K. Britell, Howard L. Clark, Jr., Michael S. Gross, Singleton B. McAllister, Brian D. McAuley, Jason D. Papastavrou, Mark A. Suwyn, Gerald Tsai, Jr. and Lawrence “Keith” Wimbush. In addition, each of the directors that we have so identified as being independent also meets the categorical standards described above.

          None of the directors that we have identified as being independent under NYSE rules has any relationship with the Company (other than being a director and/or stockholder of the Company), except as discussed below.

          Singleton B. McAllister became a director of the Company in April 2004. Prior to the time she became a director, the Company obtained certain legal services from, and paid legal fees to, a law firm in which Ms. McAllister was a partner. The aggregate fees paid to such firm were less than $50,000 and such fees represented less than one percent of such firm’s annual revenues. After Ms. McAllister became a director, the Company’s relationship with such firm was discontinued. The Board determined that the foregoing relationship was an “immaterial relationship” given that the Company’s relationship with such firm was discontinued and the payments to such firm represented less than one percent of the firm’s annual revenues.

          One of our directors, Leon Black, is affiliated with Apollo, and one of our directors, Michael Gross, is a former affiliate of Apollo.  Both were elected directors by Apollo in its capacity as the holder of Series C Preferred. In 1999, the Company paid Apollo (i) $3.0 million of fees in connection with the sale by the Company of preferred stock in January 1999 and (ii) $1.0 million of fees in connection with the sale by the Company of preferred stock in September 1999. These payments were made prior to the three-year look-back period provided for by the NYSE independence rules. Based on the amount of time that has elapsed since these payments were made, the Board has determined that these payments do not disqualify the two directors elected by the Series C Preferred from being classified as independent directors.

          Lawrence “Keith” Wimbush became a director of the Company in April 2006. From January 2003 until August 2005, Mr. Wimbush was with Korn/Ferry International, an executive search firm, where he served as a Senior Client Partner and was also Co-Practice Leader of the firm’s Legal Specialist Group and a member of the firm’s Consumer Products Group and Diversity Practice Group. From 2004 until Mr. Wimbush was appointed a director, Korn/Ferry rendered executive search services to the Company for which the Company has paid an aggregate of approximately $652,000. The Board determined that the foregoing relationship was an “immaterial relationship” given that Mr. Wimbush is no longer with Korn/Ferry International and was not at the time of his appointment (and had not been for almost a year prior to his appointment), and that this relationship therefore does not disqualify Mr. Wimbush from being classified as an independent director.

Executive Sessions of the Board

          The Company’s Corporate Governance Guidelines provide that our non-management directors should meet, at least twice a year, in executive sessions without the presence of management. Non-management directors who do not qualify as “independent” may participate in these meetings. However, the Corporate Governance Guidelines provide that, at least once a year, the independent directors should meet in executive session without the presence of either management or the non-independent directors. The purpose of the executive session meetings is to facilitate free and open discussion among the participants. Accordingly, the participants may determine that the minutes of these meetings not record the substance of the discussions. The Lead Director (or in the absence of the Lead Director, the Chairman of the Audit Committee or such other independent director as may be selected by the Board) should preside over these executive session meetings and, as required, provide feedback to the CEO, and to such other directors as is appropriate, based upon the matters discussed at such meetings. The Lead Director is currently Michael Gross.

Director Nomination Process

     General

          The Board has established the Nominating Committee, as described above. The responsibilities of this committee include, among other things: (i) developing criteria for evaluating prospective candidates to the Board; (ii) identifying individuals qualified to become Board members; and (iii) recommending to the Board those individuals that should be nominees for election or re-election to the Board or otherwise appointed to the Board (with authority for final approval remaining with the Board). However, the Nominating Committee does not make any recommendations with respect to the directors that are elected by the holders of our preferred stock.

     Process for Identifying and Evaluating Candidates

          The Nominating Committee may identify potential Board candidates from a variety of sources, including recommendations from current directors or management, recommendations of security holders or any other source the committee deems appropriate. The Nominating Committee may also engage a search firm or consultant to assist it in identifying, screening and evaluating potential candidates. The Nominating Committee has been given sole authority to retain and terminate any such search firm or consultant.

          In considering candidates for the Board, the Nominating Committee evaluates the entirety of each candidate’s credentials. The Nominating Committee considers, among other things: (i) business or other relevant experience; (ii) expertise, skills and knowledge; (iii) integrity and reputation; (iv) the extent to which the candidate will enhance the objective of having directors with diverse viewpoints, backgrounds, expertise, skills and experience; (v) willingness and ability to commit sufficient time to Board responsibilities; and (vi) qualification to serve on specialized committees of the Board, such as the Audit Committee or the Compensation Committee.

          The four nominees for election as Class 3 directors at the upcoming annual meeting are Bradley S. Jacobs, who has been chairman of the Board of Directors of the Company since its formation in 1997, Howard L. Clark, Jr., who has been a director since 2004, Mark A. Suwyn, who has been a director since 2004 and Lawrence “Keith” Wimbush, who has been a director since 2006. Each of these directors is standing for re-election. In making its recommendation to the Board, the Nominating Committee reviewed and evaluated, in addition to each nominee’s background and experience and other Board membership criteria set forth in the Company’s corporate governance guidelines, each of such director’s performance during their recent tenure with the Board and considered whether each of them was likely to continue to make important contributions to the Board.

     Procedure for Submission of Recommendations by Security Holders

          Our security holders may recommend potential director candidates by following the procedure described below. The Nominating Committee will evaluate recommendations from security holders in the same manner that it evaluates recommendations from other sources.

          If you wish to recommend a potential director candidate for consideration by the Nominating Committee, please send your recommendation to United Rentals, Inc., Five Greenwich Office Park, Greenwich Connecticut 06831, Attention: Corporate Secretary. Any notice relating to candidates for election at the 2008 annual meeting must be received by December 31, 2007. You should use first class, certified mail in order to ensure the receipt of your recommendation.

          Any recommendation must include (i) your name and address and a list of the securities of the Company that you own; (ii) the name, age, business address and residence address of the proposed candidate; (iii) the principal occupation or employment of the proposed candidate over the preceding ten years and the person’s educational background; (iv) a statement as to why you believe such person should be considered as a potential candidate; (v) a description of any affiliation between you and the person you are recommending; and (vi) the consent of the proposed candidate to your submitting him or her as a potential candidate. You should note that the foregoing process relates only to bringing potential candidates to the attention of the Nominating Committee. This process will not give you the right to directly propose a nominee at any meeting of stockholders. See “—Stockholder Proposals for the 2008 Annual Meeting.”

Direct Communications with Directors

          We have established procedures to enable our security holders or any other interested party, to communicate directly to the Board, to the Lead Director, to the non-management directors as a group or to the Audit Committee in writing. All communications should be addressed to the Board or the particular director or directors, as the case may be, and mailed to United Rentals, Inc., Five Greenwich Office Park, Greenwich, Connecticut, 06831, Attention: Corporate Secretary, and all communications will be submitted directly to the relevant director or directors. Any communications relating to accounting, internal controls or auditing matters will be promptly brought to the attention of the Chairman of the Audit Committee.

          Please note that the foregoing procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding. For information concerning stockholder proposals, see “—Stockholder Proposals for the 2008 Annual Meeting” below.

Stockholder Proposals for the 2008 Annual Meeting

     Notice Required to Include Proposals in Our Proxy Statement

          We will review for inclusion in next year’s proxy statement stockholder proposals received by December 31, 2007. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement. Proposals should be sent to United Rentals, Inc., Five Greenwich Office Park, Greenwich, Connecticut 06831, Attention: Corporate Secretary.

     Notice Required to Bring Business Before an Annual Meeting

          Our by-laws establish an advance notice procedure for stockholders to make nominations of candidates for election of director or to bring other business before an annual meeting. Under these procedures, a stockholder that proposes to nominate a candidate for director or propose other business at the 2008 annual meeting of stockholders must give us written notice of such nomination or proposal not less than 60 days and not more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days’ notice or prior public disclosure of the date of the meeting is given, then not later than the 15th day following the earlier of (i) the date such notice was mailed or (ii) the day such public disclosure was made). Such notice must provide certain information as specified in our by-laws and must be received at our principal executive offices by the deadline specified above.

          For any matters not timely submitted in accordance with the advance notice procedure established in our by-laws, we reserve the right, in accordance with Rule 14a-4(c)(1) of the Exchange Act, to exercise discretionary voting authority on the nomination or proposal.

EXECUTIVE COMPENSATION

[To be included in Definitive Proxy Statement]

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The table below and the notes thereto set forth as of April 15, 2007 (unless otherwise indicated in the footnotes), certain information concerning the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of our common stock by (i) each director and executive officer of the Company, (ii) all executive officers and directors of the Company as a group and (iii) each person known to us to be the owner of more than 5 percent of our common stock.

Name and Address (1)	Number of Shares of Common Stock Beneficially Owned (2)(3)		Percent of Common Stock Owned (2)

Bradley S. Jacobs	5,642,448	(4)	6.6%
Wayland R. Hicks	1,272,823	(5)	1.5
Martin E. Welch III	53,212	(6)	*
Michael J. Kneeland	137,492	(7)	*
Roger E. Schwed	13,665	(8)	*
Todd G. Helvie	19,427	(9)	*
Joseph Ehrenreich	0	(10)	—
Michael S. Gross	57,166	(11)	*
Leon D. Black	51,372	(12)	*
Jenne K. Britell, Ph.D.	0	(13)	—
Howard L. Clark, Jr.	8,706	(14)	*
Singleton B. McAllister	7,706	(15)	*
Brian D. McAuley	11,706	(16)	*
John S. McKinney	158,970	(17)	*
Jason D. Papastavrou, Ph.D.	4,706	(18)	*
Mark A. Suwyn	6,206	(19)	*
Gerald Tsai, Jr.	3,464	(20)	*
Lawrence “Keith” Wimbush	1,706	(21)	*

All executive officers and directors as a group (18 persons)	7,450,775	(22)	8.6%

Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P.	17,177,833	(23)	17.7%
Clovis Capital Management, L.P., Clovis Capital Group, LLC, Clovis Capital Partners (Cayman), Ltd., Clovis Capital Partners Institutional, L.P., Clovis Capital Partners, L.P., Michael Prober and Scott Scher	4,120,694	(24)	5.0%
Colburn Music Fund	7,310,787	(25)	9.0%
Goldman Sachs Asset Management, L.P.	4,610,850	(26)	5.6%
T. Rowe Price Associates, Inc.	5,417,950	(27)	6.6%
U.S. Trust Corporation and United States Trust Company, N.A	7,417,366	(28)	9.1%

*	Less than 1 percent.

(1)	Unless otherwise indicated in the footnotes to the table, our address is c/o the Company at Five Greenwich Office Park, Greenwich, Connecticut 06831.

(2)

Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)	In certain cases, includes securities owned by one or more entities controlled by the named holder.

(4)

Consists of 1,911,281 outstanding shares, 3,671,000 shares issuable upon the exercise of currently exercisable warrants and 60,167 shares issuable upon conversion of QUIPS issued by a subsidiary trust. Excludes the following shares that are held by a marital trust: (i) 1,329,000 shares issuable upon the exercise of currently exercisable warrants; and (ii) 2,650,000 shares issuable upon the exercise of currently exercisable options. The institutional trustee of such trust is not affiliated with Mr. Jacobs and controls the voting and disposition of such shares.

(5)

Consists of 597,825 outstanding shares, 525,000 shares issuable upon the exercise of currently exercisable options, 149,998 shares issuable upon settlement of Restricted Stock Units that will vest within the next 60 days. The Company announced on April 10, 2007 that Mr. Hicks will retire as chief executive officer of the Company, effective June 4, 2007, at which time Michael J. Kneeland will assume the role of interim chief executive officer. Mr. Hicks will remain vice chairman of the Company’s board of directors. At the date of mailing of this proxy statement, the Company is engaged in discussions with Mr. Hicks concerning his severance arrangements.

(6)	Consists of 53,212 shares issuable upon settlement of Restricted Stock Units that will vest within the next 60 days.

(7)

Consists of 62,493 outstanding shares, 58,333 shares issuable upon the exercise of currently exercisable options and 16,666 shares issuable upon settlement of Restricted Stock Units that will vest within the next 60 days.

(8)	Consists of 13,665 shares issuable upon settlement of Restricted Stock Units that will vest within the next 60 days.

(9)

Consists of 12,760 outstanding shares, 1,667 shares issuable upon the exercise of currently exercisable options and 5,000 shares issuable upon settlement of Restricted Stock Units that will vest within the next 60 days.

(10)	Mr. Ehrenreich terminated employment as of September 1, 2006.

(11)

Consists of 2,644 outstanding shares, 36,000 shares issuable upon exercise of currently exercisable options, 1,706 shares issuable upon settlement of Restricted Stock Units that have vested (but with respect to which payment is deferred until May 2009, subject to acceleration in certain conditions) and 16,816 shares issuable upon settlement of Phantom Stock Units that will be paid on the first day of the month following termination of Mr. Gross’ service as a director. Mr. Gross disclaims beneficial ownership of certain shares as described in footnote 22.

(12)

Consists of 2,644 outstanding shares, 36,000 shares issuable upon exercise of currently exercisable options, 1,706 shares issuable upon settlement of Restricted Stock Units that have vested (but with respect to which payment is deferred until May 2009, subject to acceleration in certain conditions) and 11,022 shares issuable upon settlement of Phantom Stock Units that will be paid on the first day of the month following termination of Mr. Black’s service as a director. Mr. Black disclaims beneficial ownership of certain shares as described in footnote 22.

(13)	Dr. Britell became a director of the Company on December 14, 2006.

(14)

Consists of 1,000 outstanding shares, 6,000 shares issuable upon the exercise of currently exercisable options and 1,706 shares issuable upon settlement of Restricted Stock Units that have vested (but with respect to which payment is deferred until May 2009, subject to acceleration in certain conditions).

(15)

Consists of 6,000 shares issuable upon the exercise of currently exercisable options and 1,706 shares issuable upon settlement of Restricted Stock Units that have vested (but with respect to which payment is deferred until May 2009, subject to acceleration in certain conditions).

(16)

Consists of 4,000 outstanding shares, 6,000 shares issuable upon the exercise of currently exercisable options and 1,706 shares issuable upon settlement of Restricted Stock Units that have vested (but with respect to which payment is deferred until May 2009, subject to acceleration in certain conditions).

(17)

Consists of 7,576 outstanding shares, 143,500 shares issuable upon the exercise of currently exercisable options, 1,706 shares issuable upon settlement of Restricted Stock Units that have vested (but with respect to which payment is deferred until May 2009, subject to acceleration in certain conditions) and 6,188 shares issuable upon the conversion of QUIPS issued by a subsidiary trust.

(18)

Consists of 3,000 shares issuable upon the exercise of currently exercisable options and 1,706 shares issuable upon settlement of Restricted Stock Units that have vested (but with respect to which payment is deferred until May 2009, subject to acceleration in certain conditions).

(19)

Consists of 4,500 shares issuable upon the exercise of currently exercisable options and 1,706 shares issuable upon settlement of Restricted Stock Units that have vested (but with respect to which payment is deferred until May 2009, subject to acceleration in certain conditions).

(20)

Consists of 758 outstanding shares, 1,000 shares issuable upon the exercise of currently exercisable options and 1,706 shares issuable upon settlement of Restricted Stock Units that have vested (but with respect to which payment is deferred until May 2009, subject to acceleration in certain conditions).

(21)

Consists of 1,706 shares issuable upon settlement of Restricted Stock Units that have vested (but with respect to which payment is deferred until May 2009, subject to acceleration in certain conditions).

(22)

Consists of 2,602,981 outstanding shares, 3,671,000 shares issuable upon the exercise of currently exercisable warrants, 827,000 shares issuable upon the exercise of currently exercisable options, 66,355 shares issuable upon conversion of QUIPS issued by a subsidiary trust, 255,601 shares issuable upon settlement of Restricted Stock Units that have vested or will vest within the next 60 days and 27,838 shares issuable upon settlement of Phantom Stock Units.

(23)

Consists of 1,844,500 outstanding shares, 12,000,000 shares issuable upon conversion of outstanding shares of our Series C Preferred and 3,333,333 shares issuable upon conversion of outstanding shares of our Series D-1 Preferred. Of the shares indicated, (i) 16,297,171 shares are owned by Apollo Investment Fund IV, L.P. (“AIFIV”) and (ii) 880,662 shares are owned by Apollo Overseas Partners IV, L.P. (“Overseas IV”). Apollo Advisors IV, L.P. (“Advisors IV”) is the general partner of AIFIV and the managing general partner of Overseas IV. Apollo Capital Management IV, L.P. (“Capital Management IV”) is the general partner of Advisors IV. The directors and principal executive officers of Capital Management IV are Leon D. Black and John J. Hannan. Messrs. Black and Hannan are also limited partners of Advisors IV. Messrs. Black and Hannan disclaim beneficial ownership of the shares owned by AIFIV and Overseas IV. The address of both AIFIV and Overseas IV is c/o Apollo Advisors IV, L.P., Two Manhattanville Road, Purchase, New York 10577.

(24)

The share ownership information for Clovis Capital Management, L.P. (“Clovis Capital Management”), Clovis Capital Group, LLC (“Clovis Capital Group”), Clovis Capital Partners (Cayman), Ltd. (“Clovis Cayman”), Clovis Capital Partners Institutional, L.P. (“Clovis Institutional”), Clovis Capital Partners, L.P. (“Clovis Capital Partners”), Michael Prober and Scott Scher is as of March 31, 2006 and is based on information in a Schedule 13G filed by Clovis Capital Management, Clovis Capital Group, Clovis Cayman, Clovis Institutional, Clovis Capital Partners, Mr. Prober and Mr. Scher. 2,491,964 shares are held for the account of Clovis Cayman, 1,426,681 shares are held for the account of Clovis Institutional and 202,049 shares are held for the account of Clovis Capital Partners. Clovis Capital management is a registered investment adviser and serves as investment manager to each of Clovis Cayman, Clovis Institutional and Clovis Capital Partners. Clovis Capital Group serves as general partner for each of Clovis Institutional and Clovis Capital Partners. Mr. Prober and Mr. Scher are portfolio managers at Clovis Capital Management with authority to make all voting and investment decisions regarding the shares held for the accounts of each of Clovis Cayman, Clovis Institutional and Clovis Capital Partners. Each of Mr. Prober and Mr. Scher is a limited partner of Clovis Capital Management and is a managing member of Clovis Capital Group. The address of Clovis Capital Management, Clovis Capital Group, Clovis Institutional, Clovis Capital Partners, Mr. Prober and Mr. Scher is 640 Fifth Avenue, 14th Floor, New York, New York 10019. The address of Clovis Cayman is c/o Goldman Sachs (Cayman) Trust, Limited, P.O. Box 896, Harbour Centre, George Town, Grand Cayman, Cayman Islands, British West Indies.

(25)

The share ownership information for Colburn Music Fund is as of December 31, 2006 and is based on information in a Schedule 13G filed by Colburn Music Fund. Colburn Music Fund has sole voting power with respect to all of the shares. Colburn Music Fund’s address is 1000 Wilshire Blvd., Suite 340, Los Angeles, California 90017.

(26)

The share ownership information for Goldman Sachs Asset Management, L.P. (“Goldman Sachs”) is as of December 31, 2006 and is based on information in a Schedule 13G filed by Goldman Sachs. Goldman Sachs has sole voting power with respect to 3,925,750 of the shares and sole dispositive power with respect to all of the indicated shares. Such shares are owned by various clients of Goldman Sachs for whom Goldman Sachs serves as an investment advisor. Goldman Sachs disclaims beneficial ownership of any securities managed, on its behalf, by third parties. Goldman Sachs’ address is 32 Old Slip, New York, New York 10005.

(27)

The share ownership information for T. Rowe Price Associates, Inc. (“TRP”) is based on information in a Schedule 13G filed by TRP on February 14, 2007. TRP has sole voting power with respect to 961,600 of the shares and sole dispositive power with respect to all of the indicated shares. Such shares are owned by various clients of TRP for whom TRP serves as an investment advisor. TRP does not serve as a custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. Any and all discretionary authority which has been delegated to TRP may be revoked in whole or in part at any time. TRP’s address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(28)

The share ownership information for U.S. Trust Corporation (“UST”) and United States Trust Company, N.A. (“USTCNA”) is as of December 31, 2006 and is based on information in a Schedule 13G filed by UST and USTCNA. UST and USTCNA hold the shares in their capacity as fiduciaries and/or agents for their customers.  UST and USTCNA report sole voting power over 2,166,165 of these shares and sole dispositive power over 7,101,671 of these shares. UST is a wholly-owned direct subsidiary of the Charles Schwab Corporation, and USTCNA is a wholly-owned direct subsidiary of UST. The address of UST and USTCNA is 114 West 47th St., 25th Floor, New York, New York 10036.

EQUITY COMPENSATION PLAN INFORMATION

          The table below provides certain information concerning our equity compensation plans as of December 31, 2006.  As a result of the adoption of the 2001 Comprehensive Stock Plan and related amendments to the Company’s other five stock plans at the 2006 annual meeting of stockholders, all shares remaining available for grant under all plans were transferred to the 2001 Senior Stock Plan, which was renamed the 2001 Comprehensive Stock Plan.  Accordingly, no further shares are authorized for grant under the other five plans, other than shares that become available for grant due to the cancellation or termination of outstanding awards pursuant to the terms of the respective plans.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)

Equity compensation plans approved by stockholders	4,653,242	$18.86	2,891,824	(1)
Equity compensation plans not approved by stockholders(2)	1,697,922	$23.79	0	(3)

Total	6,351,164		2,891,824

(1)

In addition to options, warrants and rights, the 1997 Performance Award Plan authorizes the issuance of restricted stock, performance shares and stock bonuses, and the 2001 Comprehensive Stock Plan authorizes the issuance of restricted stock, stock units and performance awards. The full number of shares noted above is available for grant pursuant to any of the foregoing awards.  As noted above, no further shares are authorized for grant under the 1997 Performance Award Plan other than shares that became available for grant due to the cancellation or termination of outstanding awards.

(2)

The plans that were not approved by our stockholders are our 1998 Supplemental Stock Option Plan and our 2001 Stock Plan. Only employees who are not officers or directors are eligible for awards under these plans. The 1998 Supplemental Stock Option Plan provides for the grant of stock options, and the 2001 Stock Plan provides for the award of equity and equity-based awards including stock options and shares of restricted stock.  As noted above, no further shares are authorized for grant under these plans other than shares that become available for grant due to the cancellation or termination of outstanding awards.

(3)	In addition to options, warrants and rights, the 2001 Stock Plan authorizes the issuance of restricted stock and stock units.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          None of the members of the Compensation Committee has ever been an officer or employee of the Company or its subsidiaries. None of the members of the Compensation Committee had any relationship with the Company in 2006 requiring disclosure under applicable rules of the SEC.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

          The Board has adopted written policies and procedures for the review and approval of any “related party transaction”, which is any relationship, arrangement, transaction or series of transactions between the Company and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members) that involves at least $120,000, including transactions requiring disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, other than the following:

•	transactions available to all employees generally;

•

transactions where the related party’s interest arises solely from the ownership of our securities and all holders of the security receive the same benefit on a pro rata basis, unless, in the case of securities other than our common stock, related parties participating in the transaction in the aggregate own more than 25% of the outstanding shares or principal amount of the security;

•	transactions involving director or executive officer retention, services, benefits or compensation approved or recommended by the Board’s Compensation Committee or approved by the Board; or

•

transactions between the Company and another entity in which (i) the related party is an immediate family member of a director or executive officer of the Company and his or her only relationship with the other entity is as an employee (other than an executive officer) and/or less than 3% beneficial owner of the entity, and (ii) the aggregate amount involved does not exceed 5% of the other entity’s annual revenues.

          The proposed related party transaction will be reviewed and, if deemed appropriate, approved by, the Board’s Audit Committee. When practicable, the review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, if deemed appropriate, ratify the transaction.  In either case, the Committee will take into account, among other factors deemed appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under similar circumstances and the extent of the related party’s interest in the transaction.  The Board has also delegated to the chair of the Audit Committee the authority to approve or ratify related party transactions in which the amount involved is expected to be less than $1 million, subject to reporting at the next committee meeting any such approval or ratification.

AUDIT COMMITTEE REPORT

          The Audit Committee operates pursuant to a written charter, which complies with the corporate governance standards of the NYSE. The Audit Committee reviews and reassesses its charter annually, and recommends any proposed changes to the full Board for approval. The Audit Committee charter was most recently reviewed and amended in April 2007. A copy of the current charter is available on our website at www.unitedrentals.com under “Corporate Governance” in the Investor Relations section.

          Pursuant to its charter, the Audit Committee assists the Board in monitoring, among other things, the integrity of the Company’s financial statements and the performance of the Company’s internal audit function and independent auditors. Management is responsible for the Company’s financial reporting process, the system of internal controls, including internal control over financial reporting, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, Ernst & Young LLP (“E&Y”), is responsible for the integrated audit of the consolidated financial statements and internal control over financial reporting.

          In the discharge of its responsibilities, the Audit Committee has reviewed and discussed with management and E&Y the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2006.

          The Audit Committee also has discussed and reviewed with E&Y all communications required under generally accepted accounting principles and the standards of the Public Company Accounting Oversight Board (the “PCAOB”), including the matters required to be discussed by E&Y with the Audit Committee under Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

          In addition, E&Y provided to the Audit Committee a formal written statement describing all relationships between E&Y and the Company that might bear on E&Y’s independence as required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees) and the PCAOB. The Audit Committee reviewed and discussed with E&Y any relationships that may impact E&Y’s objectivity and independence from the Company and management, including the provision of non-audit services to the Company, and satisfied itself as to E&Y’s objectivity and independence.

          The Audit Committee also has discussed and reviewed with the Company’s vice president – internal audit and E&Y, with and without management present, and with KPMG LLP, the Company’s internal audit firm, the Company’s work in complying with the requirements of Section 404 under the Sarbanes-Oxley Act of 2002 regarding internal control over financial reporting, including management’s assessment of the effectiveness of internal control over financial reporting and E&Y’s related report and attestation.

          Based upon the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K for such fiscal year for filing with the Securities and Exchange Commission.

          The members of the Audit Committee are Brian D. McAuley (chair), Jason D. Papastavrou, Mark A. Suwyn and Lawrence “Keith” Wimbush.  Mr. Wimbush joined the Board and the Audit Committee in April 2006 and did not participate in the Audit Committee’s deliberations prior to that.

Members of Audit Committee

Brian D. McAuley (chair)
Jason D. Papastavrou
Mark A. Suwyn
Lawrence “Keith” Wimbush

          The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates such Audit Committee Report by reference therein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports that they file.

          Based solely upon review of the copies of such reports furnished to us and written representations from certain of our executive officers and directors that no other such reports were required, we believe that during the period from January 1, 2006 through December 31, 2006, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten-percent stockholders were complied with on a timely basis other than the following:  Bradley S. Jacobs filed a Form 5 with respect to an involuntary redemption of QUIPs, Michael J. Kneeland filed a late Form 4 with respect to a grant of RSUs and John S. McKinney filed a late Form 4 with respect to an exercise of stock options.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

General

          The Audit Committee has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for 2007, subject to ratification by the stockholders and execution of an engagement letter in form satisfactory to the Audit Committee. Ernst & Young LLP has audited the financial statements of the Company since our inception.

          In the event that the stockholders fail to ratify this reappointment, or an engagement letter is not finalized, other certified public accountants will be appointed by the Audit Committee. Even if this reappointment is ratified, the Committee, in its discretion, may appoint a new independent accounting firm at any time during the year, if the Committee believes that such a change would be in the best interest of the Company and its stockholders.

          A representative of Ernst & Young LLP is expected to be present at the annual meeting with an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Information Concerning Fees Paid to Our Auditors

          In connection with the audit of the 2006 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP has performed audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

          The following table sets forth the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young for fiscal 2006 and 2005.

	2006	2005

Audit Fees	$5,761,400	$8,470,000
Audit-Related Fees	216,000	694,000
Tax Fees	69,000	414,000
All Other Fees	0	0
Total	$6,046,400	$9,578,000

          Audit Fees. Audit fees consist of fees paid for the integrated audit of our annual financial statements, review of the financial statements included in our reports on form 10-Q, and other services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

          Audit Related Fees. Audit related fees consist of fees for services, other than the services described under “Audit Fees,” above, that are reasonably related to the audit of our annual financial statements and review of the financial statements included in our reports on form 10-Q. These fees were primarily for services related to the Company’s employee benefit plans and services related to the SEC investigation in fiscal 2006 and 2005.

          Tax Fees. Tax fees consist of fees for professional services rendered for tax compliance, tax advice and tax planning. The tax fees included (1) tax planning fees in fiscal 2006 and 2005 of $42,000 and $162,000, respectively, and (2) assistance with Department of Labor and IRS projects related to the Company’s benefit plans in fiscal 2006 and 2005 of $27,000 and $252,000, respectively.

          All Other Fees. No other fees were paid to our auditors in fiscal 2006 or 2005.

          As indicated above, in addition to auditing and reviewing our financial statements, Ernst & Young LLP provided us with other services in fiscal 2006 and 2005. The Audit Committee has determined that the provision of these other services is compatible with maintaining the independence of Ernst & Young LLP.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

          The charter of the Audit Committee requires that the committee pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934. The Audit Committee pre-approved all auditing services and permitted non-audit services rendered by Ernst & Young LLP in 2006 and 2005.

          The Audit Committee’s policy is to either pre-approve specific services or specific categories of services. In each case, a fee budget is approved for the service or category, as the case may be, and such budget may not be exceeded without further approval by the Audit Committee. When a category of service is pre-approved, sufficient details must be provided to enable the members of the committee to understand the nature of the services being approved. In addition, the categories must be sufficiently narrow that management will not later be placed in the position of deciding the scope of the services that have been pre-approved.

          The Audit Committee has delegated its pre-approval authority to each member of the committee acting alone, provided that any pre-approval by an individual member is required to be reported to the full committee at its next scheduled meeting.

Voting

          Ratification of the reappointment of Ernst & Young LLP as independent auditors to audit the financial statements of the Company for 2007 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. (For purposes of the foregoing, each share of Series C Preferred will be treated as the equivalent of 40 shares and each share of D-1 Preferred will be treated as the equivalent of 33 1/3 shares.) Abstentions will have the same effect as a vote against such ratification, whereas broker non-votes and shares not represented at the meeting will not be counted for purposes of determining whether such ratification has been approved.

          The Board of Directors recommends that you vote FOR the ratification of the reappointment of Ernst & Young LLP as independent auditors (designated as Proposal 2 on the enclosed proxy card).

PROPOSAL 3

AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE COMPANY’S BOARD OF DIRECTORS

          The Board has declared advisable and is submitting to its stockholders for their consideration an amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate the classification of the Board of Directors and thereby provide for the annual election by stockholders of each member of the Board. The text of the proposed changes to be effected by the amendment to the Amended and Restated Certificate of Incorporation in its Article VI, which is where the classification provisions are contained, is attached to this Proxy Statement as Appendix A, with deletions indicated by strikeout and additions indicate by underline.

          The Company’s current classified board structure, in which directors are divided into three classes serving staggered three-year terms, has been in place since the Company’s stockholders approved it in 1998.  The Board believes that its classified board has helped assure continuity and stability of the Company’s business strategies and policies and has reinforced a commitment to a long-term point of view rather than encouraging excessive focus on short-term goals.  In addition, the Board believes that classified boards provide a measure of protection against unsolicited or hostile acquisitions and/or control contests because they increase the time necessary to elect directors who constitute a majority of the board, thereby making it more difficult for a substantial stockholder to gain or alter control of a board of directors without the cooperation or approval of incumbent directors.

          In 2006 a stockholder proposal requesting that the Board take the necessary steps to declassify the Board and establish annual election of all directors received 64% of the votes cast. While we believe that the stability and protection provided by a classified board continue to be valid concerns, in light of the 2006 stockholder vote and recent trends in corporate governance, the Board of Directors has approved, and determined to submit to stockholders for their consideration, an amendment to the Company’s Certificate of Incorporation which, if approved, would eliminate the classified board. Our Certificate of Incorporation currently provides that our Board of Directors is divided into three classes, with each class being elected every three years.  If the amendment to the Certificate of Incorporation is approved, directors will be elected to one-year terms beginning with the Company’s 2008 annual meeting, the directors elected at this year’s annual meeting will be elected for a three-year term expiring in 2010, and the terms of the Class 1 and Class 2 directors elected at the Company’s 2006 annual meeting will expire at the 2008 and 2009 annual meetings, respectively. The amendment would also delete, with respect to all directors other than those directors elected prior to the Company’s 2008 annual meeting for a term that extends beyond such meeting, the existing requirement that provides, in accordance with the provisions of Delaware law applicable to classified boards of directors, that directors may be removed only for cause.

Vote Required

          Approval of the proposed resolution requires the affirmative vote of the holders of at least 66 2/3% of the total voting power of all outstanding shares of capital stock entitled to vote generally for the election of directors.

          The Board of Directors recommends that you vote FOR the amendment to the Amended and Restated Certificate of Incorporation to declassify the Company’s Board of Directors (designated as Proposal 3 on the enclosed proxy card).

OTHER MATTERS

          The Board does not know of any matter to be presented for action at the meeting other than the proposals described herein. If any other matters not described herein should properly come before the meeting for stockholder action, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in respect thereof in accordance with the Board’s recommendations.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

          Upon the written request of any record holder or beneficial owner of shares entitled to vote at the annual meeting, we will provide without charge a copy of our Annual Report on Form 10-K, as filed with the SEC, including financial statements and financial statement schedules but excluding exhibits.

Requests should be mailed to United Rentals, Inc., Five Greenwich Office Park, Greenwich Connecticut 06831, Attention: Corporate Secretary.

APPENDIX A

TEXT OF PROPOSED CHANGES TO ARTICLE VI OF
THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
UNITED RENTALS, INC.
(PROPOSAL 3)

ARTICLE VI.

          The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors (the “Board”). The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or this Amended and Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

          A. Number of Directors. The number of directors comprising the entire Board shall, subject to the right, if any, of holders of Preferred Stock to elect directors under specified circumstances, be such number as may be fixed from time to time exclusively by the Board by action of a majority of the directors then in office. If the number of directors at any time is fixed at three or greater, then thereafter in no event shall such number be fewer than three or greater than nine, unless approved by action of not less than two-thirds of the directors then in office. No director need be a stockholder.

          B. ~~Classes and~~ Terms of Directors. ~~The directors shall be divided into three classes (I, II and III). The number of directors comprising each class (assuming no vacancy in any class) shall be as nearly equal in number as possible based upon the number of directors comprising the entire Board. The Board shall, at or before the first meeting of the Board following the Effective Time (as that term is defined in the document titled “Amended and Restated Certificate of Incorporation of United System, Inc.” filed with the Delaware Secretary of State on September 11, 1997), designate the class to which each director then serving shall be a member. The initial term of the directors in Class I shall extend until the first annual meeting of stockholders following the Effective Time; the initial term of the directors in Class II shall extend until the second annual meeting of stockholders following the Effective Tim e; and the initial term of the directors in Class III shall extend until the third annual meeting of stockholders following the Effective Time. At each annual meeting of stockholders, successors to directors of the class whose term expires at such meeting will be elected to serve for three-year terms and until their successors are elected and qualified.~~ At each annual meeting of stockholders beginning with the 2008 annual meeting of stockholders, the directors shall be elected for a term of office to expire at the next annual meeting of stockholders, subject to the election and qualification of their successors or the earlier of their death, resignation or removal; provided, however, that any director who prior to the annual meeting of stockholders in 2008 was elected to a term that continues beyond the date of the annual meeting of stockholders in 2008, shall continue in office for the remainder of his or her elected term or until his or her earlier death, resignation or removal.

          C. Newly-Created Directorships and Vacancies. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or any other cause may be filled by the Board (and not by the stockholders unless there are no directors then in office), provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. A director elected to fill a newly created directorship or other vacancy shall hold office ~~for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred~~ until the next annual meeting of stoc khold ers, subject to the election and qualification of their successors or the earlier of their death, resignation or removal.

          D. Removal of Directors. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, the directors or any director may be removed from office at any time, ~~but only for~~ with or without cause, ~~at a meeting called for that purpose, and~~ but only by the affirmative vote of the holders of at least 66-2/3% of the voting power of all shares of the Corporation entitled to vote thereon ~~generally in the election of directors,~~ voting together as a single class; provided, however, that any director who prior to the annual meeting of stockholders in 2008 was elected to a term that continues beyond the date of the annual meeting of stockholders in 2008, may be removed from office at any time, but only for cause, and only by the affirmative vote of the

A-1

holders of at least 66-2/3% of the voting power of all shares of the Corporation entitled to vote at an election of directors, voting together as a single class.

          E. Rights of Holders of Preferred Stock. Notwithstanding the foregoing provisions of this Article VI, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the rights and preferences of such Preferred Stock, ~~and such directors so elected shall not be divided into classes pursuant to the Article VI unless expressly provided by such rights and preferences.~~

A-2

ANNUAL MEETING OF STOCKHOLDERS OF

UNITED RENTALS, INC.
Five Greenwich Office Park
Greenwich, Connecticut 06831

June 4, 2007

Please date, sign and mail
your proxy card
in the envelope provided
as soon as possible.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES AND “FOR” PROPOSALS 2 AND 3.

          PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors

	NOMINEES	FOR	AGAINST	ABSTAIN

	Bradley S. Jacobs (Term Expiring in 2010)	☐	☐	☐

	Howard L. Clark, Jr. (Term Expiring in 2010)	☐	☐	☐

	Mark A. Suwyn (Term Expiring in 2010)	☐	☐	☐

	Lawrence “Keith” Wimbush (Term Expiring in 2010)	☐	☐	☐

		FOR	AGAINST	ABSTAIN

2.	Ratification of Appointment of Independent Auditors	☐	☐	☐

3.	Amendment to the Amended and Restated Certificate of Incorporation to Declassify the Company’s Board of Directors	☐	☐	☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

Signature of stockholder	___________________________________	Date:	__________________
Signature of stockholder	___________________________________	Date:	__________________

NOTE: This proxy must be signed exactly as the name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the 2007 Annual Meeting of Stockholders.

UNITED RENTALS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Wayland R. Hicks, Michael J. Kneeland, Martin E. Welch III or any of them with full power of substitution, proxies to vote at the annual meeting of stockholders of United Rentals, Inc. (the “Company”) to be held on June 4, 2007 at  2:00 p.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, all shares of common stock of the Company and (subject to the following sentence) all shares of preferred stock of the Company held or owned by the undersigned as directed on the reverse side, and in their discretion upon such other matters as may come before the meeting.  This proxy does not confer authority to vote any shares of preferred stock with respect to any matter as to which the holders of such preferred stock have the right to vote as a separate class.

(Continued and to be signed on the reverse side)